                                   EXHIBIT 17
                                   ----------


                           JANUARY PURCHASE AGREEMENT

      FORUM HOLDINGS, L.P.                 APOLLO FG PARTNERS, L.P.
 4200 Texas Commerce Tower West            1999 Avenue of the Stars
        2200 Ross Avenue                          Suite 1900
      Dallas, Texas  75201              Los Angeles, California  90067
         (214) 220-4900                         (310) 201-4100


                                January 9, 1995



Superintendent of Insurance
  of the State of New York
As Rehabilitator of Executive Life
  Insurance Company of New York
123 William Street
New York, New York  10038

Ladies and Gentlemen:

     This letter confirms our understanding with respect to the purchase by Forum Holdings, L.P. ("Holdings") and Apollo FG Partners, L.P. ("Apollo" and, collectively with Holdings, "Purchasers") from you, as Rehabilitator of Executive Life Insurance Company of New York ("Seller"), of 1,316,712 shares of common stock, without par value, of Forum Group, Inc. ("Forum") presently owned by Seller (the "Shares").

     1. Seller will sell to Holdings, and Holdings will purchase from Seller, 658,356 Shares for a purchase price equal to $4,690,786.50 in the aggregate, or $7.125 per Share.

     2. Seller will sell to Apollo, and Apollo will purchase from Seller, 658,356 Shares for a purchase price equal to $4,690,786.50 in the aggregate, or $7.125 per Share.

     3. Each of the purchase and sale transactions contemplated hereby will be effected in a manner mutually acceptable to Purchasers and Seller on the date hereof or as promptly as practicable hereafter based on customary practices for the purchase and sale of securities.

     4. Each Purchaser represents that it is purchasing the respective portion of the Shares being purchased hereunder by it for its own account and for investment purposes and not with a view to resale or other distribution thereof in violation of federal or state securities laws.

     5. Seller represents that the Shares are freely tradable in the hands of Seller and are not "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended.

     6. Each of Purchasers and Seller (i) represents that it has such general knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Shares and (ii) acknowledges that

Superintendent of Insurance
  of the State of New York
January 9, 1995
Page 2

it has either been supplied with or has had access to information concerning Forum and its business as it has deemed appropriate in connection with the transactions contemplated hereby.

     We are pleased that we have been able to reach a mutually satisfactory arrangement with respect to Purchasers' acquisition of the Shares. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement among Purchasers and Seller.

                              Very truly yours,

                              FORUM HOLDINGS, L.P.

                              By:   HRP Management II, Ltd.,
                                    its General Partner

                              By:   HH Genpar Partners,
                                    its General Partner

                              By: Hampstead Associates, Inc., its Managing General Partner



                              By:   /s/ Daniel A. Decker
                                    -------------------------------
                                    Name: Daniel A. Decker
                                          -------------------------
                                    Title: Executive Vice President
                                           ------------------------

                              APOLLO FG PARTNERS, L.P.

                              By:   Apollo Investment Fund,
                                    L.P., its General Partner

                              By:   Apollo Capital Management,
                                    Inc., its General Partner


                              By:   /s/ Michael D. Weiner
                                    ------------------------------
                                    Name: Michael D. Weiner
                                          ------------------------
                                    Title: Vice President
                                           -----------------------


ACCEPTED AND AGREED TO:

SUPERINTENDENT OF INSURANCE
  OF THE STATE OF NEW YORK,
  AS REHABILITATOR OF
  EXECUTIVE LIFE INSURANCE
  COMPANY OF NEW YORK


By:  /s/    Richard S. Karpin
   ----------------------------------
   Asst. Special Deputy Superintendent